EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statement of The Singing Machine Company, Inc. on Form S-8 (File No. 333-59684) of our report dated May 18, 2001, with respect to the consolidated financial statements of The Singing Machine Company, Inc. and subsidiary, for the year ended March 31, 2001, included in this Annual Report on the Form 10-KSB for the year ended March 31, 2001.



 /s/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 28, 2001